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                                                                   Exhibit 99.13


                               POWER OF ATTORNEY

            To Execute Forms, Schedules, Reports and Other Documents
                     Pursuant to Sections 13 and 16 of the
                  Securities Exchange Act of 1934, as Amended,
                      and Pursuant to Rule 144 Promulgated
                 Under the Securities Act of 1933, as Amended,
                              by and on Behalf of

                                 PAUL J. RAMSAY


          Know all by these presents, that I, Paul J. Ramsay, hereby constitute and appoint each of Thomas M. Haythe and Bradley P. Cost, severally, my true and lawful attorney-in-fact to:

          (1) execute for me and on my behalf any and all forms, schedules, reports and other documents relating to my direct or indirect ownership of securities that are required to be filed with the Securities and Exchange Commission (the "SEC") pursuant to either (X) Sections 13 and 16 of the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder by the SEC or (Y) Rule 144 promulgated by the SEC under the Securities Act of 1933, as amended;

          (2) do and perform any and all acts for me and on my behalf which I myself could do, if I were personally present, which may be necessary or desirable to complete the execution of such forms, schedules, reports and other documents and the timely filing thereof; and

          (3) take any other action of any type whatsoever in connection with the foregoing which, in the opinion of such attorney-in-fact, may be necessary, it being understood that the documents executed by such attorney-in-fact on my behalf pursuant to this Power of Attorney shall be in such form and shall contain such terms and conditions as such attorney-in-fact may approve in his discretion.

          This Power of Attorney shall not be affected by the subsequent disability or incompetence of the principal.

          To induce any third party to act hereunder, I hereby agree that any third party receiving a duly executed copy or facsimile of this instrument may act hereunder, and that revocation or termination hereof shall be ineffective as to such third party unless and until actual notice or knowledge of such revocation or termination shall have been received by such third party, and I for myself and for my heirs, executors, legal representatives and assigns, hereby agree to indemnify and hold harmless any such third party from and against any and all claims that may arise against such third party by reason of such third party having relied on the provisions of this instrument.




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          IN WITNESS WHEREOF, I have hereunto signed my name as of this 28th day of November, 1994.



                                        /s/ Paul J. Ramsay
                                        -----------------------------
                                              Paul J. Ramsay